UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2016

Entegra Financial Corp.

(Exact name of registrant as specified in its charter)

North Carolina	001-35302	45-2460660
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On April 1, 2016, Entegra Financial Corp. (“Entegra”), completed its previously announced acquisition of Oldtown Bank (“Oldtown”) pursuant to the Agreement and Plan of Combination and Reorganization, dated as of November 23, 2015 (the “Merger Agreement”), by which Oldtown merged with and into Entegra Bank.

Pursuant to the terms of the Merger Agreement, shareholders of Oldtown will receive a cash payment equal to eleven dollars and five cents ($11.05) in exchange for each share of Oldtown common stock held immediately prior to the effective time of the Merger.

The aggregate merger consideration paid by Entegra was approximately $13.5 million, which includes the cash-out of in-the-money stock options. Entegra did not issue any shares of its common stock in connection with the Merger.

On April 1, 2016, Entegra issued a press release announcing the completion of the merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Item	Description

99.1	Press Release dated April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Date: April 1, 2016	By:	/s/ David A. Bright
David A. Bright
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated April 1, 2016.